As filed with the Securities and Exchange Commission on February 5, 2015
Registration Statement No. 333-201892

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	52-2314475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Collins, Inc. 2015 Long-Term Incentives Plan
(Full title of the plan)

ROBERT J. PERNA, ESQ.
Senior Vice President, General Counsel and Secretary
Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
(Name and address of agent for service)
(319) 295-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT
Rockwell Collins, Inc. (the “Company”) has filed this post-effective Amendment No. 1 in order to add exhibits inadvertently omitted from the Form S-8 Registration Statement (File No. 333-201892) filed with the Securities and Exchange Commission on February 5, 2015 in connection with the Company’s 2015 Long-Term Incentives Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 5th day of February, 2015.

ROCKWELL COLLINS, INC.

By /s/ Robert J. Perna
Robert J. Perna, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 5th day of February by the following persons in the capacities indicated:

Signature	Title
ROBERT K. ORTBERG*	Chief Executive Officer and President (principal executive officer) and Director
ANTHONY J. CARBONE*	Non-Executive Chairman of the Board
CHRIS A. DAVIS*	Director
RALPH E. EBERHART*	Director
JOHN A. EDWARDSON*	Director
DAVID LILLEY*	Director
ANDREW J. POLICANO*	Director
CHERYL L. SHAVERS*	Director
JEFFREY L. TURNER*	Director
PATRICK E. ALLEN*	Senior Vice President and Chief Financial Officer (principal financial officer)
TATUM J. BUSE*	Vice President, Finance and Controller (principal accounting officer)
By /S/ ROBERT J. PERNA
(Robert J. Perna, Attorney-in-fact)*
*By authority pursuant to powers of attorney previously filed.

EXHIBIT INDEX

4-d-3	Form of Restricted Stock Unit Award for Directors under the Company’s 2015 Long-Term Incentives Plan.
5
Opinion of Robert J. Perna, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly issued shares of Common Stock covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Robert J. Perna, Esq., contained in his opinion filed as Exhibit 5 to this Registration Statement.
24
Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company (included on the signature page of the Registration Statement).